Exhibit 99.1

Nevro Reports Second Quarter 2017 Financial Results

Redwood City, Calif., August 7, 2017 - Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative evidence-based solutions for the treatment of chronic pain, today reported financial results for the three and six months ended June 30, 2017.

Second Quarter Highlights:

•	Achieved revenue of $78.0 million in the second quarter of 2017, an increase of 41% as reported, over the same period of the prior year
o	U.S. revenue of $63.0 million in the second quarter of 2017, an increase of 55% over the prior year
o	International revenue of $15.0 million in the second quarter of 2017, an increase of 4% in constant currency and 1% on an as-reported basis, both over the same period of the prior year
•	SENZA-RCT 24-month outcomes publication selected as the Top Pain Paper of the Year by Neurosurgery, the official journal of the Congress of Neurological Surgeons (CNS)
•	Initiated SENZA-PDN, the largest randomized controlled trial evaluating spinal cord stimulation (SCS) for the treatment of painful diabetic neuropathy

Second Quarter Financial Results

Revenue for the three months ended June 30, 2017 was $78.0 million versus $55.4 million during the same period of the prior year, representing 41% growth as reported. U.S. revenue for the three months ended June 30, 2017 was $63.0 million, representing 55% growth as reported. International revenue was $15.0 million, representing growth of 4% in constant currency and 1% on an as-reported basis. The increase in revenue was primarily attributable to the continued adoption of the Senza system.

Gross profit for the three months ended June 30, 2017 was $53.9 million, representing a 69% gross margin, up from $36.6 million, representing a 66% gross margin, in the same period of the prior year.

Operating expenses for the three months ended June 30, 2017 were $63.8 million compared to $42.5 million in the same period of the prior year, representing an increase of 50%. The increase in operating expenses was driven primarily by increased headcount and related personnel costs, as well as legal expenses associated with our intellectual property litigations.

Loss from operations for the second quarter of 2017 was $9.9 million compared to $5.9 million for the same period of the prior year.

Revenue Guidance for Full Year 2017

Nevro reiterates its expectations for worldwide revenue for 2017 to be in the range of $310 to $320 million.

Webcast and Conference Call Information

Management will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Investors interested in listening to the conference call may do so by dialing (877) 648-7976 for U.S. callers, or (617) 826-1698 for international callers (Conference ID: 52275180), or from the webcast on the “Investors” section of the Company’s website at www.nevro.com/investors. Following the call, a replay will be available on the Investor Events and Presentations webpage of the Company’s website.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza spinal cord stimulation (SCS) system, an evidence-based neuromodulation platform for the treatment of chronic pain. The Senza system is the only SCS system that delivers Nevro's proprietary HF10 therapy. Senza, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements with respect to our business, capital resources, revenue projections, strategic initiatives and growth, reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including continuing adoption of, and interest in, Senza in the U.S. and international markets and our expectations for worldwide revenue for the full year 2017. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2017 and our Quarterly Report on Form 10-Q that we expect to file on August 7, 2017, as well as any reports that we may file with the SEC in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the quarter ended June 30, 2017 are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Nevro Investor Relations

Katherine Bock

(650) 433-3247

ir@nevro.com

Nevro Corp.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue	$78,016	$55,400	$146,455	$97,051
Cost of revenue	24,143	18,842	46,214	34,506
Gross profit	53,873	36,558	100,241	62,545
Operating expenses:
Research and development	9,537	8,169	18,236	14,530
Sales, general and administrative	54,274	34,312	104,994	62,955
Total operating expenses	63,811	42,481	123,230	77,485
Loss from operations	(9,938)	(5,923)	(22,989)	(14,940)
Other income (expense):
Interest income (expense), net	(1,707)	(677)	(3,433)	(1,104)
Other income (expense), net	416	(653)	947	(163)
Loss on extinguishment of debt	—	(1,268)	—	(1,268)
Loss before income taxes	(11,229)	(8,521)	(25,475)	(17,475)
Provision for income taxes	381	258	642	592
Net loss	(11,610)	(8,779)	(26,117)	(18,067)
Changes in foreign currency translation adjustment	16	(67)	(206)	(346)
Changes in unrealized gains (losses) on short-term investments	50	157	94	211
Net change in other comprehensive loss	66	90	(112)	(135)
Comprehensive Loss	$(11,544)	$(8,689)	$(26,229)	$(18,202)
Net loss per share, basic and diluted	$(0.40)	$(0.31)	$(0.89)	$(0.64)
Weighted average shares used to compute net loss per share, basic and diluted	29,351,414	28,381,253	29,255,990	28,287,855

Nevro Corp.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$24,869	$41,406
Short-term investments	238,414	234,951
Accounts receivable, net	53,566	52,818
Inventories, net	87,016	85,221
Prepaid expenses and other current assets	6,428	5,895
Total current assets	410,293	420,291
Property and equipment, net	7,179	7,132
Other assets	2,494	2,354
Restricted cash	806	806
Total assets	$420,772	$430,583
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$11,032	$16,162
Accrued liabilities and other	26,022	26,036
Total current liabilities	37,054	42,198
Long-term debt	141,520	138,140
Other long-term liabilities	1,408	1,211
Total liabilities	179,982	181,549
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized, 29,424,013 and 28,886,862 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	29	29
Additional paid-in capital	488,854	470,869
Accumulated other comprehensive loss	(790)	(678)
Accumulated deficit	(247,303)	(221,186)
Total stockholders’ equity	240,790	249,034
Total liabilities and stockholders’ equity	$420,772	$430,583

SOURCE Nevro Corp.